Exhibit 99.1

Cloudastructure Reports 164% Year-Over-Year Growth in

Subscription Revenue for the Second Quarter 2026

Revenue Mix Continued Shifting Toward Recurring, Higher-Margin Services as Gross Profit Increased 53% Year-Over-Year

Commercial Momentum Continued Through Customer Expansion Across Multifamily, Commercial Real Estate and Critical Infrastructure

Regains Compliance with Nasdaq Listing Requirement

Conference Call to be Held on August 17, 2026 at 12:00 P.M. ET

PALO ALTO, CA. – August 17, 2026 -- Cloudastructure, Inc. (“Cloudastructure” or “the Company”) (Nasdaq: CSAI), a leader in cloud-native AI surveillance and remote guarding solutions, today reported its financial results for the second quarter ended June 30, 2026 and provided a business update.

“Our second quarter results demonstrate a deliberate shift toward a higher-quality, recurring revenue model,” said James McCormick, CEO of Cloudastructure. “Subscription revenue grew 164% year-over-year and reached approximately 62% of total revenue, up from 27% a year ago. This mix shift drove 51% gross profit growth on 13% total revenue growth, establishing a more predictable, scalable, and higher-margin business.”

“While we're encouraged by the continued shift toward recurring revenue and stronger margins, we believe the bigger story is the progress we're making with customers and the broader evolution of the security industry,” continued Mr. McCormick. “The first phase of this transition moved surveillance from passive recording to intelligent, cloud-native platforms capable of detecting and responding to events in real time. The next phase extends that transformation to the response itself, using AI-powered surveillance and live remote guarding to reduce reliance on traditional onsite security models. As customers continue modernizing their security infrastructure, Cloudastructure is well positioned to expand customer relationships, grow recurring revenue and capitalize on what we see as a significantly larger long-term market opportunity.”

Key Financial and Operational Highlights:

•	Subscription Revenue Growth: Subscription services revenue increased 164% year-over-year to approximately $764,000, driven by cloud video surveillance revenue growth of 172% and remote guarding revenue growth of 156%.
•	Revenue Mix Shift: Subscription services represented approximately 62% of total revenue in the second quarter, compared with approximately 27% in the prior year period, as hardware and installation revenue declined.
•	Recurring Revenue Run Rate: Second quarter subscription revenue implies an annualized run rate of approximately $3.1 million based on recurring revenue as of the end of June 2026.
•	Gross Profit Expansion: Gross profit increased 53% year-over-year to approximately $610,000, with gross margin of approximately 49%, compared with approximately 37% in the prior year period.
•	Expense Discipline: General and administrative expenses decreased 15% year-over-year to approximately $840,000, reflecting lower professional services costs.
•	First Half Performance: Revenue for the six months ended June 30, 2026 was approximately $2.5 million, an increase of approximately 39% over the same period in 2025, with gross profit up approximately 80%.
•	Reduced Net Loss: Net loss narrowed to approximately $1.7 million from approximately $2.2 million in the prior year period.

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Multifamily Expansion and Customer Growth

Multifamily remains the Company’s largest and most established vertical, with significant expansion opportunities across its existing customer base. Earlier this month, the Company announced its third deployment with a luxury multifamily operator in Houston, expanding Cloudastructure’s footprint to approximately 38% of the customer’s Texas portfolio, demonstrating the Company’s land-and-expand strategy as successful initial deployments lead to broader portfolio adoption. Cloudastructure also continues to serve eight of the ten largest multifamily property managers in the United States, as ranked by NMHC. Combined with a customer retention rate of approximately 99%, management believes expansion within existing accounts contributes to a compounding recurring revenue base rather than offsetting attrition.

New Vertical Expansion

Cloudastructure continued expanding its commercial real estate presence subsequent to the end of the quarter through an additional deployment with one of the world's largest commercial property management companies. Building on the success of earlier office deployments, the Company was selected to deploy its AI-powered surveillance and live Remote Guarding platform across a five-building Southern California office portfolio, replacing traditional onsite security guards. The engagement includes designing and installing the camera infrastructure across all five properties, creating near-term installation revenue and a larger recurring subscription opportunity. The deployment originated through a referral within the same institutional portfolio, reinforcing the Company's land-and-expand strategy and the broader opportunity to grow alongside existing enterprise customers.

Regains Compliance with Nasdaq Listing Requirement

As previously disclosed, on February 17, 2026, the Company was notified by Nasdaq that its Class A Common Stock had failed to meet the $1.00 minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2). Nasdaq has since confirmed that the Company’s stock has maintained a closing bid price of at least $1.00 per share for 10 consecutive business days from July 31 through August 13, 2026. Accordingly, the Company has regained compliance with the Minimum Bid Price Requirement, and the matter is closed.

Financial Results for the Second Quarter Ended June 30, 2026

•	Revenue for the second quarter ended June 30, 2026 was $1.2 million, compared to $1.1 million for the same period in 2025, an increase of approximately 13% year-over-year.

o	Subscription services revenue increased to $764,000 from $289,000, an increase of approximately 164%, led by cloud video surveillance revenue growth of approximately 172% and remote guarding revenue growth of approximately 156%. Hardware revenue decreased to $233,000 from $455,000, and installation and other revenue decreased to $236,000 from $347,000, reflecting the Company’s continued shift toward recurring, subscription-based revenue.

•	Cost of goods sold for the second quarter was $623,000, compared to $686,000 in the prior year period, a decrease of approximately 9%, reflecting lower hardware costs and fewer installation projects, which carry a lower margin profile than the Company’s service lines, partially offset by higher hosting, data center bandwidth, and remote guarding costs to support platform growth.

•	Gross profit increased to $610,000, compared to $399,000 in the second quarter of 2025, representing approximately 53% year-over-year growth. Gross margin was approximately 49%, compared to approximately 37% in the prior year period, reflecting the increased contribution from recurring service offerings.

•	Operating expenses for the quarter totaled approximately $2.7 million, compared to approximately $2.3 million in the prior year period, reflecting increased sales and marketing investment and higher operations headcount to support deployment and remote guarding scale, partially offset by lower general and administrative expenses.

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•	General and administrative expenses for the quarter were approximately $841,000, compared to approximately $1.0 million in the prior year period, a decrease of approximately 15%, reflecting reduced professional services costs.

•	Net loss for the second quarter was approximately $1.7 million, compared to approximately $2.2 million in the same period in 2025, reflecting improved gross profit and a non-cash gain of $319,000 on the change in fair value of derivative liabilities. (Prior year comparative figures have been revised in connection with the technical accounting matter related to the Company’s Series 1 and Series 2 Convertible Preferred Stock. The revision did not affect cash, operations, revenue, or operating expenses.)

•	As of June 30, 2026, the Company had cash on hand of approximately $3.8 million.

Second Quarter 2026 Financial Results Conference Call:

The Company will host a conference call on Monday, August 17, 2026 at 12:00 P.M. ET | 9:00 A.M. PT to discuss its financial results for the second quarter ended June 30, 2026, and provide a business update.

Date: August 17, 2026

Time: 12:00 P.M. ET | 9:00 A.M. PT

Live Call: 1-888-506-0062 (U.S. Toll Free) or 1-973-528-0011 (International)

Access Code: 991539

Webcast: https://www.webcaster5.com/Webcast/Page/3134/54406

The live webcast and any related presentation materials made available for the call will be available through the Company’s investor relations website at https://www.cloudastructure.com/investor/home. For interested individuals unable to join the conference call, a replay will be available through August 31, 2026, by dialing 1-877-481-4010 (U.S. Toll Free) or 1-919-882-2331 (International). Participants must use the following code to access the replay of the call: 54406. An archived version of the webcast will also be available for 365 days.

About Cloudastructure

Headquartered in Palo Alto, California, Cloudastructure’s patented award-winning security platform utilizes a scalable cloud-based architecture that features cloud video surveillance with proprietary, state-of-the-art AI/ML analytics, and a seamless remote guarding solution. The combination enables enterprise businesses to achieve proactive, end-to-end security, and pairs that platform with an attractive value proposition that eschews proprietary hardware and offers contract-free, month-to-month pricing and unlimited 24/7 support. With Cloudastructure, companies can achieve unparalleled situational awareness in real time and thereby stop crime as it is happening, while simultaneously achieving up to a 75% lower Total Cost of Ownership than other systems. For more information, visit https://www.cloudastructure.com.

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Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may include, without limitation, statements regarding customer adoption and expansion, the Company’s land-and-expand strategy, recurring revenue growth and the annualized run rate, product capabilities, market opportunity, deployment timing, and the Company’s ability to scale its platform. Forward-looking statements are typically identified by words and phrases such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of such words and other comparable terminology. Forward-looking statements are based on current expectations and assumptions, are subject to risks and uncertainties, and are not guarantees of future performance. The Company has a history of net losses and a limited operating history at scale, and there can be no assurance that it will achieve or sustain profitability. The Company’s ability to grow recurring revenue depends on successful deployment and customer adoption and retention, including in a customer base that may be concentrated in the multifamily sector and among a limited number of customers. Actual results may differ materially from those expressed or implied by forward-looking statements due to multiple factors including, among others: uncertainty regarding market adoption of AI-powered surveillance and remote guarding solutions; customer concentration, churn, and renewal rates; delays, cost overruns, or performance issues in deploying and integrating the Company’s platform; competition and pricing pressure; the Company’s ability to fund growth and meet capital needs; the ability to maintain platform availability, cybersecurity, and data privacy; changes in applicable laws and regulations; the Company’s ability to manage sales and marketing investments and scale operations; delays or changes in financial reporting and accounting treatment; and the risks and uncertainties discussed in the reports that the Company has filed with the SEC, including its Annual Report on Form 10-K and subsequent filings. Forward-looking statements speak only as of the date of this release. Except as required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statements.

Media Contact

Kathleen Hannon, Sr. Communications Director

Cloudastructure, Inc.

704.574.3732

Kathleen@cloudastructure.com

Investor Contact

Valter Pinto, Managing Director

KCSA Strategic Communications

212.896.1254

Cloudastructure@KCSA.com

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